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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Mrs. Fields' Original Cookies, Inc., and in the Prospectus constituting part of this registration Statement on Form S-4 of Mrs. Fields' Holding Company, Inc. of our report dated November 12, 1998 relating to the financial statements of Cookie Conglomerate, Inc. and its Affiliates, which appears in such documents.


/s/ Habif, Arogeti & Wynne, P.C.
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Habif, Arogeti & Wynne, P.C.
Atlanta, Georgia  30309-3837
February 2, 1999